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                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT is made this 8th day of May, 1997, by and between FT. BRAGG 801, INC., PENSACOLA
801, INC., and PORTALES 801, INC., (collectively the "801 Companies") and TEAM, INC. and FIRST AMERICAN CAPITAL CORPORATION (the 801 Companies, Team, Inc. and First American Capital Corporation being collectively referred to as the "Seller") and U.S. NATIONAL HOUSING LIMITED PARTNERSHIP (the "Purchaser").

         WHEREAS, the Seller and U.S. National Housing, L.L.C. (which entity assigned its rights to Purchaser) entered into that certain Agreement of Purchase and Sale (the "Sales Agreement") dated September 13, 1996, for the sale of those certain 801 military housing projects (the "Projects"), including the real property, improvements, personal property, equipment, leases, and Service Contracts, described therein; and

         WHEREAS, the parties desire to amend the Sales Agreement as set forth below.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, paid each unto the other, the receipt and sufficiency of which is hereby acknowledged and confessed the parties hereto agree as follows:

         1. Amendment to Paragraph 2(c) of Sales Agreement. Paragraph 2(c) is hereby deleted in its entirety and replaced with the following:

                 "(c)     For the convenience of the parties, the Purchase
         Price allocation for each parcel (including a proportionate share of the cash and the outstanding balance of the Indebtedness) is as follows:


                          Ft. Bragg Parcel         14,000,000
                          Pensacola Parcel         16,500,000
                          Portales Parcel          10,424,190"


         3.      Miscellaneous.

                 A. Amendment. This First Amendment is irrevocable, and may not be amended, modified or supplemented except by written instrument signed by Seller and Purchaser.

                 B. Captions and Severability. Section headings and captions have been inserted for convenience only and do not in any way limit the provisions set out in the various Sections hereof. If one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.
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                 C.       Successors and Assigns.  This First Amendment shall
inure to the benefit of the parties, their respective  successors and assigns.

                 D. Counterparts. This First Amendment may be executed in several counterparts, and the several signed counterparts shall be deemed a single, integrated instrument.

                 E. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas. The venue for any action arising hereunder or in connection herewith shall be in Harris County, Texas.

                 F. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Sales Agreement.

                                           SELLER:


                                           FT. BRAGG 801, INC.


                                           By: /s/ William A. Ryan
                                              ---------------------------------
                                                   William  A. Ryan, President

                                           PENSACOLA 801, INC.


                                           By: /s/ William A. Ryan
                                              ---------------------------------
                                                   William A. Ryan, President

                                           PORTALES 801, INC.


                                           By: /s/ William A. Ryan
                                              ---------------------------------
                                                   William A. Ryan, President

                                           TEAM, INC.


                                           By: /s/ William A. Ryan
                                              ---------------------------------
                                                   William A. Ryan, President






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                                           FIRST AMERICAN CAPITAL
                                           CORPORATION

                                           By: /s/ William A. Ryan
                                              ---------------------------------
                                                   William A. Ryan, President


                                           PURCHASER:

                                           U.S. NATIONAL HOUSING LIMITED
                                           PARTNERSHIP, an Alaska limited
                                           partnership

                                           By:  U.S. NATIONAL MANAGEMENT
                                                CORPORATION, Its General Partner


                                           By: /s/ Richard W. Fischer
                                              ---------------------------------
                                           Printed Name: Richard W. Fischer
                                                        -----------------------
                                           Title: President
                                                 ------------------------------





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